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                                                                    Exhibit 99.1

 TERAYON PARTNERS WITH NATIONAL CABLE TELEVISION COOPERATIVE TO MAKE ITS CABLE
               DATA AND VIDEO PRODUCTS AVAILABLE TO NCTC MEMBERS

Santa Clara, Calif. - July 9, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today announced that it has been selected as a `Platinum Partner' of the National Cable Television Cooperative (NCTC), a purchasing organization representing more than half of the cable television systems in the U.S. As a Platinum Partner, Terayon can now offer NCTC members its full line of DOCSIS(R) 2.0 (Data Over Cable Service Interface Specification) cable modems, DOCSIS 2.0 CMTSs (Cable Modem Termination Systems), Network CherryPicker(TM) digital video management systems and HD (High Definition) and SD (Standard Definition) receivers.

         "The performance and noise resistance advantages of DOCSIS 2.0 are as important for small to mid-size cable operators as they are for large MSOs (Multiple Systems Operators), and as a Platinum Partner we can now serve the NCTC's nationwide membership as easily as large operators," said Kishore Manghnani, vice president of marketing for Terayon. "Our end-to-end DOCSIS 2.0 cable data system can help NCTC members make the most of their cable modem deployments. Additionally, our Network CherryPickers are ideal for operators who must maximize their available bandwidth to deliver digital cable and HDTV services."

         "The NCTC's charter is to ensure that our cable operator members have access to the latest broadband equipment on the market, and our partnership with Terayon does just this," said Mark Bishop, senior vice president of hardware sales for the NCTC. "Terayon's advanced cable modems, CMTSs and proven Network CherryPickers are ideal solutions for many of our members toughest technical challenges."

ABOUT TERAYON'S DOCSIS 2.0 SYSTEM

         Terayon's end-to-end DOCSIS 2.0 cable data system has three components: the TJ 715x cable modem, the BW 3500 or BW 3200 model CMTS (Cable Modem Termination System) and the TMC (Terayon Management Center) network management software.

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         In a system configuration, TJ 715x modems are installed in individual subscribers' homes and interoperate with a BW 3500 or BW 3200 CMTS deployed in a cable operator's headend.

         The BW 3500 is a scalable, carrier-class CMTS for operators' most demanding broadband applications, and is the only CMTS qualified to meet the DOCSIS 2.0 and PacketCable(TM) 1.0 specifications. Complementing the BW 3500 is the compact BW 3200, which is suited for smaller cable systems or large systems that are segmented.

         The final component of Terayon's DOCSIS 2.0 cable data system is the TMC network management system, a single, integrated software solution for managing, configuring and provisioning Terayon's CMTSs and any DOCSIS modem. TMC has advanced fault management, performance monitoring and network troubleshooting features to provide operators with greater visibility into the "last mile" of their networks.

ABOUT THE NETWORK CHERRYPICKER LINE

         Terayon's Network CherryPicker line of digital streams management systems is comprised of the DM 6400 Network CherryPicker and the DM 3200 Network CherryPicker. Both models can be used for a variety of digital video applications, including grooming custom channel line-ups, rate shaping digital content and digital-into-digital advertising insertion.

         At the heart of each model are ASICs (Application Specific Integrated Circuits) designed for the unique computational requirements of MPEG-2 digital video, unlike competitive solutions based on a combination of software and generic DSPs (Digital Signal Processors). This greater processing power enables a single DM 6400 or DM 3200 to support multiple digital video applications simultaneously on every program, such as rate shaping while ad splicing.

ABOUT NCTC

         A programming and hardware buying cooperative, NCTC represents more than 1,000 independent cable operators, their 6,500 individual systems and more than 14 million subscribers nationwide. Michael L. Pandzik has served as the Co-op's President and CEO since NCTC's incorporation in 1985. NCTC is located in Lenexa, Kansas, a Kansas City suburb.

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ABOUT TERAYON

         Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced, carrier-class voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the acceptance of the TJ 715x, BW 3500, BW 3200 and Network CherryPicker by the NCTC's membership; the ability of Terayon's products to deliver advanced broadband services; the expansion of operations by Terayon's customers; as well as the other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.